Exhibit 10.2

AMENDMENT TO

THE PATINA OIL & GAS CORPORATION

1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

This Amendment (the “Amendment”) to the Patina Oil & Gas Corporation 1996 Stock Plan For Non-Employee Directors (the “Plan”) is adopted effective as of May 20, 2004 by the Board of Directors (the “Board”) of the Patina Oil & Gas Corporation (the “Company”).

RECITALS

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to (i) suspend the provisions of Section 3(a) whereby no further Annual Retainers shall be paid thereunder unless and until the terms of such section are reinstated by the Board, (ii) amend Section 3(b) of the Plan to eliminate the automatic grant of stock options to each Director and instead to allow the Board to make such grant within a reasonably prompt period following such Director’s appointment, election, reappointment, or reelection as a member of the Board, and to permit the Board to issue Stock Options for up to 15,625 shares of Common Stock (which limit reflects the stock splits of June 2002, June 2003 and March 2004 consummated by the Company and subject to further adjustment as provided in Section 6(a) of the Plan) rather than a fixed annual number of Stock Options; and

WHEREAS, Section 8 of the Plan provides that the Plan may be amended by the Board under certain circumstances.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows:

1. Subsection (a) of Section 3 Shares of Common Stock Subject To The Plan, of the Plan is hereby suspended and no further Annual Retainers shall be paid thereunder unless and until the terms of such section are reinstated by the Board.

2. Subsection (b) of Section 3 Shares of Common Stock Subject To The Plan, of the Plan is hereby deleted and replaced with the following:

(b) The Company shall also grant to each Director, reasonably promptly following such Director’s appointment, election, reappointment, or reelection as a member of the Board, a Stock Option for up to 15,625 shares of Common Stock (which limit reflects the Company’s stock splits of June 2002, June 2003 and March 2004, and which limit is subject to further adjustment as provided in Section 6(a)), such number to be determined annually by the Board.

3. Except as expressly amended hereby, the Plan remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the undersigned, a duly authorized officer of the Company, on September 14, 2004 effective as of May 20, 2004.

Patina Oil & Gas Corporation

By:	/s/ Michael N. Stefanoudakis
Name:	Michael N. Stefanoudakis
Title:	Vice President and General Counsel